Exhibit 99.1

Select Energy Services Announces Infrastructure Investment To Be Funded By Planned Divestment Of Non-core Assets

Company also announces its 2018 Fourth Quarter Earnings Release Schedule

HOUSTON, Feb. 11, 2019 /PRNewswire/ -- Select Energy Services, Inc. (NYSE: WTTR) ("Select" or "the Company"), a leading provider of total water management solutions and a developer and manufacturer of chemical solutions to the North American unconventional oil and gas industry, today announced the commencement of a new fixed pipeline infrastructure project serving both Eddy and Lea Counties, New Mexico in the Northern Delaware Basin. This investment represents a reallocation of capital away from certain non-core legacy businesses Select expects to divest.

The Company expects to invest approximately $25 million in this fixed pipeline infrastructure, which is anticipated to begin operations by the third quarter of 2019. This project is supported by a 5-year take-or-pay contract with a major international integrated oil company for the purchase and delivery of 75 million barrels in total of water. The pipeline system will initially support the provision of up to 100,000 barrels of water per day utilizing existing rights-of-way and source water rights from recently executed long-term supply agreements with industrial sources.

Holli Ladhani, President and CEO, stated, "This new system complements our existing infrastructure and operations in this highly dynamic area of development. We are pleased to have the opportunity to partner with an important customer to support the initial build-out, and will explore additional commercialization opportunities to provide other operators in the area with the services and solutions they need.

"As we look towards the rest of 2019, we will remain judicious stewards of capital. We anticipate this pipeline project will be fully funded from the proceeds of divestments of certain non-core assets, including our Affirm and Canadian operations, which are slated to be completed in 2019. This provides us with the opportunity to reallocate capital to longer-lived, higher margin infrastructure and should provide enhanced returns on our investment," concluded Ladhani.

Conference Call

Additionally, Select announced its 2018 fourth quarter earnings release and conference call schedule. Select will issue its full year and fourth quarter 2018 earnings release on Tuesday, February 26, 2019 after the close of trading. In conjunction with the release, the Company has scheduled a conference call, which will also be broadcast live via webcast, on Wednesday, February 27, 2019 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). Please dial 201-389-0872 and ask for the Select Energy Services call at least 10 minutes prior to the start time of the call, or listen to the call live over the Internet by logging on to the website at the address http://investors.selectenergyservices.com/events-and-presentations.

A telephonic replay of the conference call will be available shortly after the conclusion of the call and will remain available through March 6, 2019. The replay may be accessed by calling 201-612-7415 and using the passcode 13687413#. A webcast archive will also be available at the link above shortly after the call and will be accessible for approximately 90 days.

About Select Energy Services, Inc.

Select is a leading provider of total water management solutions and also a developer and manufacturer of chemical solutions to the North American unconventional oil and gas industry. Select provides for the sourcing and transfer of water, both by permanent pipeline and temporary hose, prior to its use in the drilling and completion activities associated with hydraulic fracturing, as well as complementary water-related services that support oil and gas well completion and production activities, including containment, monitoring, treatment and recycling, flowback, hauling, and disposal. Select, under its Rockwater Energy Solutions subsidiary, develops and manufactures a full suite of specialty chemicals used in the well completion process and production chemicals used to enhance performance over the producing life of a well. Select currently provides services to exploration and production companies and oilfield service companies operating in all the major shale and producing basins in the United States and Western Canada. For more information, please visit Select's website, http://www.selectenergyservices.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as "expect," "will," "estimate" and other similar expressions. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Factors that could materially impact such forward-looking statements include, but are not limited to, the factors discussed or referenced in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2017 and in any subsequently filed quarterly reports on Form 10-Q or current reports on Form 8-K. Investors should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

WTTR-ER

Contacts:	Select Energy Services
Chris George - VP, Investor Relations & Treasurer
(713) 296-1073
IR@selectenergyservices.com

Dennard Lascar Investor Relations
Ken Dennard / Lisa Elliott
713-529-6600
WTTR@dennardlascar.com